UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 30, 2020

Date of Report (Date of earliest event reported)

ENERGY TRANSFER OPERATING, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, TX 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprE	New York Stock Exchange
4.250% Senior Notes due 2023	ETP 23	New York Stock Exchange
5.875% Senior Notes due 2024	ETP 24	New York Stock Exchange
5.500% Senior Notes due 2027	ETP 27	New York Stock Exchange

Explanatory Note

As described in more detail below, on April 30, 2020, Energy Transfer LP, a Delaware limited partnership (“ET”), and Energy Transfer Operating, L.P., a Delaware limited partnership (the “Partnership”), completed a series of internal transactions intended to further simplify the capital structure, internal accounting function, and regulatory reporting obligations of the Partnership.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 30, 2020, ET contributed to the Partnership all of the issued and outstanding shares (the “Subject Shares”) of Class A common stock, par value $0.01 per share, of SemGroup Corporation, a Delaware corporation (“SemGroup”) (such transaction, the “SemGroup Contribution”).

In exchange for the Subject Shares, the Partnership issued to ET an aggregate of 5,471,267 common units representing limited partner interests in the Partnership (“ETO Common Units”) in a private offering pursuant to exemptions from registration in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The ETO Common Units are not registered under the Securities Act and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “Commission”) or an applicable exemption from such registration requirements.

To the extent required, the information set forth under Item 5.03 is incorporated into this Item 3.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on April 30, 2020, the general partner of the Partnership executed Amendment No. 5 (the “LPA Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”). The LPA Amendment provides for the establishment and issuance of Class N units (the “Class N Units”) and sets forth the terms and provisions of the Class N Units, 98,319,797 of which were issued on May 1, 2020 to ETP Holdco Corporation, a Delaware corporation and a wholly-owned subsidiary of the Partnership (“ETP Holdco”), in a private offering pursuant to exemptions from registration in Section 4(a)(2) of the Securities Act in exchange for ETP Holdco’s contribution to the Partnership of the equity interests in certain direct and indirect subsidiaries of ETP Holdco (such equity interests, the “Subsidiary Interests”), and 57,749,203 of which were issued to ETC M-A Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“ETC M-A”), in a private offering pursuant to exemptions from registration in Section 4(a)(2) of the Securities Act in exchange for ETC M-A’s contribution to the Partnership of 26,200,809 common units representing limited partner interests in Sunoco LP, a Delaware limited partnership (the “SUN Units” and, together with the Subsidiary Interests, the “Contributed Interests”).

Also on April 30, 2020, and immediately prior to the SemGroup Contribution, the Partnership issued 9,999,756 Class N Units to SemGroup, in exchange for 12,077,000 ETO Common Units held by SemGroup. As a result of these transactions, all of the issued and outstanding ETO Common Units are now held by ET. On May 1, 2020, SemGroup distributed the 9,999,756 Class N Units to ETP Holdco.

Except as required by Delaware law, the Class N Units will not be entitled to vote on any matters related to the Partnership other than any amendment to the Partnership Agreement that would adversely affect the Class N Units in any material respect. The terms of the Class N Units are substantially similar to the terms of the Partnership’s existing Class L units and Class M units, currently held by wholly-owned subsidiaries of the Partnership.

The Class N Units are not registered under the Securities Act and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from such registration requirements.

The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Amendment No. 5 to the Fifth Amended and Restated Agreement of Limited Partnership of Energy Transfer Operating, L.P., dated as of April 30, 2020.

104	Cover Page Interactive Data File—the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Operating, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

Date: May 5, 2020

/s/ Thomas E. Long Thomas E. Long Chief Financial Officer